UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2004

                                 GenTek Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-14789 (Commission File Number)	02-0505547 (IRS Employer Identification No.)

90 East Halsey Road, Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)

Registrant’s telephone number, including area code  (973) 515-3221

                                            Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

We are providing with this Form 8-K our audited consolidated financial statements for the years ended December 31, 2001, 2002 and 2003 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations and Selected Financial Data reflecting our KRONE communications business as discontinued operations. On May 18, 2004, we sold our KRONE communications business to ADC Telecommunications, Inc. Under generally accepted accounting principles, following such transaction, we are required to reclassify amounts related to discontinued operations and have reported the financial results of our KRONE communications business as discontinued operations.

The Securities and Exchange Commission requires the same reclassification for discontinued operations for previously issued financial statements and related information which are incorporated by reference into any of our existing or future filings under the Securities Act of 1933. To ensure compliance, we are filing this Current Report on Form 8-K to provide the above referenced information included in our Form 10-K for the year ended December 31, 2003, reflecting the KRONE communications business as discontinued operations.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

99.1

Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data reflecting the KRONE communications business as discontinued operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTEK INC.

(Registrant)
Date: September 14, 2004	By:	/s/ Matthew M. Walsh

Name: Matthew M. Walsh Title: Vice President and Chief Financial Officer

Exhibit Index

Number	Title

99.1

Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data reflecting the KRONE communications business as discontinued operations.